Exhibit 99.1

PC Connection, Inc. Reports Third Quarter Results

    MERRIMACK, N.H.--(BUSINESS WIRE)--Oct. 23, 2003--
PC Connection, Inc. (NASDAQ: PCCC)

                       THIRD QUARTER HIGHLIGHTS:

                --  3% growth in net sales
                --  8% growth in sales representatives
                --  7% growth in active customers

    PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended September 30, 2003. Net sales for the three months ended September 30, 2003 increased by $8.4 million, or 2.5%, to $349.4 million from $341.0 million for the quarter ended September 30, 2002. Net income on a generally accepted accounting principles (GAAP) basis for both the quarter ended September 30, 2003 and the quarter ended September 30, 2002, was $2.2 million, or $.09 per share.
    Net sales for the nine months ended September 30, 2003 were $954.5 million compared to $869.3 million for the corresponding period a year ago. Net income for the nine months ended September 30, 2003, on a GAAP basis, was $5.2 million, or $.21 per share, compared to net income of $0.4 million, or $.02 per share, for the corresponding period a year ago. MoreDirect, Inc., the Company's large account subsidiary, was acquired in April 2002 and included in 2002 results only from that date forward.
    The three-month period ended September 30, 2002 and the nine-month periods ended September 30, 2003 and 2002 included charges related to workforce reductions and other special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the three-month period ended September 30, 2002 would have been $2.6 million, or $.11 per share, and pro forma net income for the nine months ended September 30, 2003 would have been $5.4 million, or $.22 per share, compared to $1.3 million, or $.05 per share, for the nine months ended September 30, 2002. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Statements of Income.
    Net sales for the small- and medium-sized business (SMB) segment increased in this quarter by 2.9% from the third quarter of 2002 to $179.6 million but decreased sequentially by 3.8% over the immediately preceding quarter. Sales to government and education customers (the Company's Public Sector segment) grew sequentially by 38.1% over the immediately preceding quarter to $103.6 million, and increased year-over-year by 7.6%. More specifically, sales to the federal government grew sequentially by 64.5% and grew year-over-year by 0.6%. Sales to state, local, and education customers grew sequentially this quarter by 19.0% and grew year-over-year by 15.8%. Sales to large corporate account customers decreased by 5.7% from the third quarter of 2002 to $66.3 million but increased sequentially by 10.5% over the immediately preceding quarter.
    Patricia Gallup, Chairman and Chief Executive Officer, said, "The total number of sales representatives as of September 30, 2003 increased year-over-year by 8% to 580 from 539 as of September 30, 2002. The number of active customers, or customers who have purchased from the Company within the last twelve months, increased by 7% over the third quarter of 2002."
    Notebooks and PDAs continued to be the Company's largest product category, accounting for 20.9% of net sales in the third quarter of 2003 compared to 16.9% for the corresponding period a year ago. Desktop computers and servers accounted for 14.2% of net sales in the third quarter of 2003, compared to 13.6% for the corresponding 2002 period. The average selling price of computer systems decreased 18% in the third quarter compared to the corresponding period a year ago and decreased 2% compared to the second quarter of 2003.
    Gross profit margin as a percentage of net sales was 10.3% in the third quarter of 2003, compared to 10.9% in the third quarter of 2002. Gross profit margins were lower as a result of the increase in government and education sales, which generally carry low margins, and more competitive pricing in our SMB segment. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Total selling, general, and administrative expenses (SG&A) as a percentage of sales were 9.2% in the third quarter of 2003, compared to 9.6% in the corresponding period a year ago. The Company expects that its SG&A as a percentage of net sales may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives. The improvement in our SG&A rates, compared to the corresponding quarter a year ago, was due to higher sales volumes and continued profit improvement initiatives.
    Ms. Gallup stated, "PC Connection continues to remain focused on strengthening our business by developing strong relationships, providing great products, and identifying emerging opportunities in the marketplace."
    PC Connection, Inc., a Fortune 1000 company, operates through three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained outbound sales account managers and catalog telesales representatives, its comprehensive web sites at www.pcconnection.com and www.macconnection.com, and its catalogs PC Connection (1-800-800-5555) and MacConnection (1-800-800-2222). GovConnection, Inc. is a rapid-response provider of IT products and solutions, offering more than 100,000 brand-name products to federal, state and local government agencies, and educational institutions (1-800-800-0019). MoreDirect, Inc. provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.
    A live webcast of PC Connection management's discussion of the third quarter results will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 10:00 am ET.

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's 2003 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended June 30, 2003. More specifically, the statements in this release concerning the Company's outlook for the balance of 2003 and the statements concerning the Company's gross margin percentage and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.


----------------------------------------------------------------------
CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
At or for the Three Months
Ended September 30,             2003            2002
----------------------------------------------------------------------
(Dollars and shares in
thousands,except operating
data, price/earnings
ratio and per share data)              % of            % of       %
                                      Net Sales       Net Sales Change
----------------------------------------------------------------------
Operating Data:
 Net sales growth                2.5%             9.0%
 Diluted earnings per
  share change                    -              12.5
 Gross profit margin            10.3             10.9
 Operating margin                1.1              1.1
 Return on equity(2)             5.7              6.1

 Catalogs distributed      8,258,000        7,445,000            10.9%
 Orders entered(1)           335,000          314,000             6.7
 Average order size(1)        $1,303           $1,323            (1.5)

 Inventory turns(2)               19               24
 Days sales outstanding(3)        48               50
 Active customers(4)         486,000          456,000             6.6

Product Mix:
 Notebooks & PDAs           $ 73,012  20.9%  $ 57,731    16.9%   26.5%
 Desktops/Servers             49,686  14.2     46,235    13.6     7.5
 Storage Devices              31,099   8.9     31,595     9.3    (1.6)
 Software                     37,581  10.7     53,960    15.8   (30.4)
 Net/Com Products             27,834   8.0     26,185     7.7     6.3
 Printers & Printer Supplies  39,903  11.4     37,689    11.0     5.9
 Video, Imaging & Sound       41,003  11.7     36,841    10.8    11.3
 Memory & System Enhancements 19,778   5.7     18,109     5.3     9.2
 Accessories/Other            29,524   8.5     32,694     9.6    (9.7)
                           --------- -----  ---------   -----
                           $ 349,420 100.0% $ 341,039   100.0%    2.5%
                           --------- -----  ---------   -----
                           --------- -----  ---------   -----

Net Sales of Enterprise Server and Networking
Products (included in the above Product Mix):

                            $ 95,730  27.4%  $ 88,720    26.0%    7.9%
                           --------- ------  --------   ------
                           --------- ------  --------   ------

Stock Performance Indicators:
 Actual shares outstanding    24,763           24,554
 Total book value per share    $6.30            $5.99
 Tangible book value per share $4.80            $4.90
 Closing price                 $9.38            $4.06
 Market capitalization      $232,277          $99,689
 Trailing price/
  earnings ratio(5)               28               58

(1) Does not reflect cancellations or returns
(2) Annualized
(3) Represents the balance of customer receivables at the end of the period, divided by the average daily open account sales for the period.
(4) All customers included in the Company's mailing list who made a purchase within the last twelve-month period.
(5) Earnings is based on the last four quarters



----------------------------------------------------------------------
SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
For the Three Months
Ended September 30,               2003                  2002
----------------------------------------------------------------------
                             Net      Gross         Net     Gross
 (Dollars in thousands)    Sales      Margin (%)   Sales    Margin (%)
----------------------------------------------------------------------

 PC Connection Sales
  Corporation (SMB)       $ 179,565     11.2%     $ 174,478    12.3%
 GovConnection
  (Public Sector)           103,596      8.0         96,265     8.4
 MoreDirect (Large Account)  66,259     11.3         70,296    10.8
                          ---------     -----     ---------    -----
    Total                 $ 349,420     10.3%     $ 341,039    10.9%
                          ---------     -----     ---------    -----
                          ---------     -----     ---------    -----


----------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
Three Months Ended
September 30,                   2003                   2002
----------------------------------------------------------------------
(Amounts in thousands,                % of                      % of
except per share data)    Amount    Net Sales     Amount     Net Sales
----------------------------------------------------------------------
 Net sales              $ 349,420    100.00%    $ 341,039     100.00%
 Cost of sales            313,494     89.72       303,869      89.10
                        ---------    -------    ---------     -------
      Gross Profit         35,926     10.28        37,170      10.90

 Selling, general and
  administrative expenses  32,059      9.17        32,625       9.57
 Restructuring costs and
  other special charges         -         -           718        .21
                         --------     ------     --------     -------
       Income From
        Operations          3,867      1.11         3,827       1.12

 Interest expense            (270)     (.08)         (297)      (.09)
 Other, net                    27       .01            94        .03
 Income tax provision      (1,444)     (.42)       (1,418)      (.41)
                         ---------    -------    --------     -------
       Net Income         $ 2,180       .62%      $ 2,206        .65%
                         ---------    -------    --------     -------
                         ---------    -------    --------     -------

 Weighted average common
  shares outstanding:
  Basic                    24,741                  24,533
                         ---------               ---------
                         ---------               ---------

  Diluted                  25,322                  24,789
                         ---------               ---------
                         ---------               ---------

 Earnings per common share:
  Basic                     $ .09                   $ .09
                         ---------               ---------
                         ---------               ---------
  Diluted                   $ .09                   $ .09
                         ---------               ---------
                         ---------               ---------


----------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
Nine Months
Ended September 30,                  2003                2002
----------------------------------------------------------------------
(Amounts in thousands,                     % of                % of
except per share data)          Amount   Net Sales   Amount  Net Sales
----------------------------------------------------------------------
 Net sales                    $ 954,515   100.00%  $ 869,347   100.00%
 Cost of sales                  853,157    89.38     775,903    89.25
                              ----------  -------  ----------  -------
      Gross Profit              101,358    10.62      93,444    10.75

 Selling, general and
  administrative expenses        91,716     9.61      90,712    10.43
 Restructuring costs and
  other special charges             397      .04       1,636      .19
                                --------   ------  ----------  -------
      Income From Operations      9,245      .97       1,096      .13

 Interest expense                  (849)    (.09)       (835)    (.10)
 Other, net                         125      .01         421      .05
 Income tax provision            (3,363)    (.35)       (299)    (.04)
                                --------   ------   ---------  -------
      Net Income                $ 5,158      .54%      $ 383      .04%
                                --------   ------   ---------  -------
                                --------   ------   ---------  -------

 Weighted average common
  shares outstanding:
  Basic                          24,686                24,546
                                --------              -------
                                --------              -------
  Diluted                        25,058                24,848
                                --------              -------
                                --------              -------
 Earnings per common share:
  Basic                           $ .21                 $ .02
                                --------              -------
                                --------              -------
  Diluted                         $ .21                 $ .02
                                --------              -------
                                --------              -------


----------------------------------------------------------------------
A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
----------------------------------------------------------------------
                               Three Months Ended    Nine Months Ended
                                   September 30,        September 30,
----------------------------------------------------------------------
(Amounts in thousands)                  2002            2003      2002
----------------------------------------------------------------------
 GAAP net income                       $ 2,206        $ 5,158    $ 383

 Restructuring costs and other
  special charges (after tax)              437            240      924
                                      ---------     ----------  ------
 Pro forma net income                  $ 2,643        $ 5,398  $ 1,307
                                      ---------     ----------  ------
                                      ---------     ----------  ------


----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS           September 30,     December 31,
----------------------------------------------------------------------
(Amounts in thousands)                     2003              2002
----------------------------------------------------------------------
ASSETS
 Current Assets:
  Cash and cash equivalents              $ 9,739           $ 1,797
  Restricted cash(1)                           -             5,000
  Accounts receivable, net               145,305           135,314
  Inventories - merchandise               72,474            52,479
  Deferred income taxes                    1,625               741
  Income tax receivable                      618             1,294
  Prepaid expenses and other
   current assets                          3,704             3,278
                                        ---------         ---------
         Total current assets            233,465           199,903
 Property and equipment, net              21,620            25,995
 Goodwill, net                            33,672            33,704
 Other intangibles, net                    3,481             3,746
 Restricted cash(1)                        5,000             5,000
 Other assets                                187               334
                                        ---------         ---------
          Total assets                 $ 297,425         $ 268,682
                                       ----------        ----------
                                       ----------        ----------

   LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
  Current maturities of capital
   lease obligation to affiliate           $ 306             $ 200
  Accounts payable                       118,303            85,493
  Accrued expenses and other
   liabilities                            14,165            22,921
                                        ---------         ---------
           Total current liabilities     132,774           108,614
 Capital lease obligation to affiliate,
  less current maturities                  6,175             6,421
 Deferred taxes                            2,520             3,503
                                        ---------         ---------
           Total liabilities             141,469           118,538
                                        ---------         ---------

 Stockholders' Equity:
   Common stock                               251              250
   Additional paid-in capital              75,927           75,274
   Retained earnings                       82,064           76,906
   Treasury stock at cost                  (2,286)          (2,286)
                                        ----------        ---------
           Total stockholders' equity     155,956          150,144
                                        ----------        ---------
           Total liabilities and
            stockholders' equity        $ 297,425        $ 268,682
                                        ----------        ---------
                                        ----------        ---------

(1) Cash escrow established for the MoreDirect, Inc. acquisition


----------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Nine Months Ended September 30, 2003 (Amounts in thousands)
----------------------------------------------------------------------
                             Additional           Treasury
                Common Stock   Paid                Shares
                ------------    In     Retained -------------
               Shares  Amount Capital  Earnings Shares Amount   Total
----------------------------------------------------------------------
Balance -
 December 31,
  2002         24,997 $ 250   $75,274   $76,906 (362)$(2,286) $150,144
Exercise of
 stock options,
 including
 income tax
 benefits          78     -       442         -    -       -       442

Issuance of stock
 under employee
 stock purchase
 plan              50     1       211         -    -       -       212

Net income          -     -         -     5,158    -       -     5,158
                ------- -----   -------  -------- ----  ------ -------
Balance -
 September 30,
 2003          25,125  $251   $75,927   $82,064 (362)$(2,286) $155,956
               ------  ----   -------   ------- ---- --------  -------

----------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
Nine Months Ended
September 30, (Amounts in thousands)      2003           2002
----------------------------------------------------------------------
Cash Flows from Operating Activities:
 Net income                             $ 5,158         $ 383
 Adjustments to reconcile net income
 to net cash provided by operating
 activities:
    Depreciation and amortization         6,500         5,997
    Deferred income taxes                (1,867)         (524)
    Provision for doubtful accounts       2,323         5,838
    Gain on disposal of fixed assets         (1)            -
 Changes in assets and liabilities:
    Accounts receivable                 (12,314)      (12,392)
    Inventories                         (19,995)        5,000
    Prepaid expenses and other
     current assets                         250          (865)
    Other non-current assets                147           (95)
    Accounts payable                     32,810        12,845
    Income tax benefits from exercise
     of stock options                       152           118
    Accrued expenses and other
     liabilities                          2,123           378
                                        --------        ------
Net cash provided by operating
 activities                              15,286        16,683
                                        --------        ------

Cash Flows from Investing Activities:

Purchases of property and equipment      (1,907)       (4,428)
Proceeds from sale of property and
 equipment                                    1            16
Payment of acquisition earn-out
 obligation                             (10,800)            -
Decrease in restricted cash               5,000             -
Payments for acquisition, net of
 cash acquired                              -         (22,585)
Cash escrow funded for acquisition          -         (10,000)
                                        ---------     --------
Net cash used for investing activities   (7,706)      (36,997)
                                        ---------     --------

Cash Flows from Financing Activities:

Proceeds from short-term borrowings     109,333        19,568
Repayment of short-term borrowings (109,333) (19,568) Repayment of capital lease obligation
 to affiliate                              (140)         (126)
Repayment of notes payable                   -         (1,000)
Exercise of stock options                   290           135
Issuance of stock under employee
 stock purchase plan                        212           313
Purchase of treasury shares                  -           (751)
                                      ----------      --------
Net cash provided by (used for)
 financing activities                       362        (1,429)
                                      ----------      --------

Increase (decrease) in cash and
 cash equivalents                         7,942       (21,743)
Cash and cash equivalents, beginning
 of period                                1,797        35,605
                                      ----------      --------
Cash and cash equivalents,
 end of period                          $ 9,739      $ 13,862
                                      ----------      --------
                                      ----------      --------

    CONTACT: PC Connection, Inc., Merrimack
             Mark A. Gavin, 603-683-2451